                                                                   EXHIBIT 10.20

                                   ----------

                                PROBUSINESS, INC.


                   SERIES F PREFERRED STOCK PURCHASE AGREEMENT


                                 MARCH 12, 1997

                                   ----------

                                TABLE OF CONTENTS

                                                                                                                   PAGE
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
SECTION 1  Authorization and Sale of Preferred Stock..............................................................    4
         1.1      Authorization...................................................................................    4
         1.2      Sale of Series F Preferred......................................................................    4
         1.3      Use of Proceeds.................................................................................    4

SECTION 2  Closing Date; Delivery.................................................................................    4
         2.1      Closing Date....................................................................................    4
         2.2      Delivery........................................................................................    5

SECTION 3  Representations and Warranties of the Company..........................................................    5
         3.1      Organization and Standing; Articles of Incorporation and Bylaws.................................    5
         3.2      Corporate Power.................................................................................    5
         3.3      Subsidiaries....................................................................................    5
         3.4      Capitalization..................................................................................    5
         3.5      Authorization...................................................................................    6
         3.6      No Contravention................................................................................    7
         3.7      Financial Statements............................................................................    7
         3.8      Employees.......................................................................................    7
         3.9      Governmental Consent, etc.......................................................................    8
         3.10     Brokers or Finders; Other Offers................................................................    8
         3.11     No Material Liabilities.........................................................................    8
         3.12     FIRPTA..........................................................................................    8
         3.13     Registration Rights.............................................................................    8
         3.14     Environmental Matters...........................................................................    8
         3.15     Litigation......................................................................................    9
         3.16     Compliance with Laws............................................................................    9
         3.17     No Default or Breach; Contractual Obligations...................................................    9
         3.18     Taxes...........................................................................................    9
         3.19     No Material change; Ordinary Course of Business.................................................   10
         3.20     Investment Company..............................................................................   10
         3.21     Labor Relations.................................................................................   10
         3.22     Employee Benefit Plans..........................................................................   10
         3.23     Title to Assets.................................................................................   10
         3.24     Intellectual Property...........................................................................   10
         3.25     Year 2000 Compliance............................................................................   11
         3.26     Potential Conflicts of Interest.................................................................   11
         3.27     Trade Relations.................................................................................   11
         3.28     Insurance.......................................................................................   11
         3.29     Disclosure......................................................................................   11

                                TABLE OF CONTENTS
                                   (CONTINUED)

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
SECTION 4  Representations and Warranties of the Purchasers.......................................................   12
         4.1      Investment Representations and Covenants of the Purchasers......................................   12
         4.2      No Public Market................................................................................   13
         4.3      Receipt of Information..........................................................................   13
         4.4      Authorization...................................................................................   13
         4.5      Brokers or Finders..............................................................................   14
         4.6      Tax Advisors....................................................................................   14
         4.7      Investor Counsel................................................................................   14

SECTION 5  Conditions to Closing of the Purchasers................................................................   14
         5.1      Representations and Warranties Correct..........................................................   14
         5.2      Covenants.......................................................................................   14
         5.3      Compliance Certificate..........................................................................   14
         5.4      Opinion of Company's Counsel....................................................................   15
         5.5      Blue Sky........................................................................................   15
         5.6      Legal Matters...................................................................................   15
         5.7      Registration Rights Agreement.  ................................................................   15
         5.8      Secretary's Certificate.........................................................................   15
         5.9      Documents.......................................................................................   15
         5.10     Filing of Amendment to Certificate of Incorporation.............................................   15
         5.11     Shares..........................................................................................   15
         5.12     Shareholders Agreement..........................................................................   15

SECTION 6  Conditions to Closing of Company.......................................................................   16
         6.1      Representations and Warranties..................................................................   16
         6.2      Blue Sky........................................................................................   16
         6.3      Legal Matters...................................................................................   16
         6.4      Board and Shareholder Approval..................................................................   16
         6.5      Registration Rights Agreements..................................................................   16
         6.6      Shareholders Agreement..........................................................................   16
         6.7      Lockup..........................................................................................   16

SECTION 7  Affirmative Covenants of the Company and the Purchasers................................................   17
         7.1      Financial Information...........................................................................   17
         7.2      Rights of Inspection............................................................................   17
         7.3      Assignment of Rights to Financial Information...................................................   18
         7.4      Termination of Covenants........................................................................   18
         7.5      Reservation of Common Stock and Preferred Stock.................................................   18


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


                                TABLE OF CONTENTS
                                   (CONTINUED)

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
SECTION 8  Miscellaneous..........................................................................................   18
         8.1      Governing Law...................................................................................   18
         8.2      Survival........................................................................................   18
         8.3      Successors and Assigns..........................................................................   18
         8.4      Entire Agreement; Amendment.....................................................................   19
         8.5      Notices, etc....................................................................................   19
         8.6      Delays or Omissions.............................................................................   19
         8.7      California Corporate Securities Law.............................................................   20
         8.8      Expenses........................................................................................   20
         8.9      Counterparts....................................................................................   20
         8.10     Severability....................................................................................   20
         8.11     Further Assurances..............................................................................   20
         8.12     Publicity.......................................................................................   20

EXHIBITS

         A.       Schedule of Purchasers

         B.       Certificate of Amendment of Articles of Incorporation

         C.       Schedule of Exceptions

         D.       Employee Confidential Information Agreement

         E.       Compliance Certificate

         F.       Opinion of Company's Counsel

         G.       Amended and Restated Registration Rights Agreement

         H.       Stockholders' Agreement

         I.       Lock-up Agreement

                                PROBUSINESS, INC.

                   SERIES F PREFERRED STOCK PURCHASE AGREEMENT


         This Series F Preferred Stock Purchase Agreement (the "AGREEMENT") is made as of the 12th day of March 1997 by and between ProBusiness, Inc., a California corporation (the "COMPANY"), with its principal office at 5934 Gibraltar Drive, Pleasanton, California 94588, and the persons listed on the Schedule of Purchasers attached hereto as Exhibit A (the "PURCHASERS").

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                                   DEFINITIONS

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" shall mean, with respect to any Person, any other Person who controls, is controlled by or is under common control with such Person. In addition, the following shall be deemed to be Affiliates of GAP LP:
(a) GAP, LLC, the members of GAP LLC and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC and the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members of GAP LLC. In addition, GAP LP and GAP Coinvestment shall be deemed to be Affiliates of one another.

                  "Agreement" shall have the meaning as defined above.

                  "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended and as in effect as of the Closing Date.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Bylaws" means the bylaws of the Company as amended and as in effect as of the Closing Date.

                  "Certificate" shall have the meaning as defined in Section
1.1.

                  "Closing" shall have the meaning as defined in Section 2.1.

                  "Closing Date" shall have the meaning as defined in Section
2.1.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Commission" shall have the meaning as defined in Section 4.1(c).

                  "Common Stock" means Common Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Common Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock, including, without limitation the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock and Preferred Stock.

                  "Condition of the Company and the Subsidiary" means the assets, business, properties, operations or financial condition of the Company and the Subsidiary, taken as a whole.

                  "Contractual Obligations" means any agreement, note, contract, indenture, mortgage, deed of trust or other instrument to which the Company or the Subsidiary is a party or by which it or the Subsidiary or any of their respective properties are bound.

                  "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof and any non-registered copyrights.

                  "Environmental Laws" means federal, state, local and foreign laws, principles of common law, civil law, regulations and codes relating to pollution, protection of the environment or public health and safety.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Financial Statements" shall have the meaning set forth in
Section 3.7.

                  "GAAP" means generally accepted accounting principles in effect from time to time.

                  "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP, and any successor to such entity.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising, executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Intellectual Property" shall have the meaning as defined in
Section 3.24.

                  "Internet Assets" means any internet domain names and other computer user identifiers and any rights in and to sites on the Worldwide Web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

                  "Lien" means any mortgage, deed of trust, pledge, assignment, encumbrance, lien (statutory or other) or other charge.

                  "Mask Works" means any mask works and registrations and applications for registrations thereof.

                  "Orders" shall have the meaning as set forth in Section 3.6 hereof.

                  "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

                  "Permits" shall have the meaning as defined in Section 3.16(b)(i).

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Stock" shall have the meaning as defined in Section 3.4.

                  "Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated the date hereof between the Company, the Purchasers and the Original Holders (as defined therein).

                  "Requirements of Law" means any law, statute, treaty, rule, or regulation of a court or other Governmental Authority, in each case applicable or binding upon the Company, the Subsidiary or any of their respective property or to which the Company, the Subsidiary or any of their respective properties are bound.

                  "Securities Act" shall have the meaning as defined in Section 3.13.

                  "Securities Exchange Act" shall have the meaning as defined in
Section 4.1(c).

                  "Series F Preferred" shall have the meaning as defined in
Section 1.1.

                  "Software" means any computer software programs, source code, object code and manuals and other written material with respect thereto.

                  "Stockholders' Agreement" shall mean the Stockholders' Agreement dated the date hereof between the Company, the Purchasers and the Sinton Stockholders (as defined therein).

                  "Subsidiary" means BeneSphere Administrators, Inc.

                  "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

                  "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

                  "Transaction Documents" means the Agreement, the Stockholders' Agreement and the Registration Rights Agreement.


                                    SECTION 1

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

         1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to 574,733 shares (the "SHARES") of its Series F Preferred Stock (the "SERIES F PREFERRED"), having rights, privileges and preferences as set forth in the Certificate of Amendment to the Articles of Incorporation (the "CERTIFICATE") in the form attached to this Agreement as Exhibit B. The Company's Certificate authorizes the issuance of up to 574,733 shares of Series F Preferred.

         1.2 SALE OF SERIES F PREFERRED. Subject to the terms and conditions hereof, the Company will severally issue and sell to the Purchasers and the Purchasers will severally purchase from the Company, at the Closing, the respective number of shares of Series F Preferred indicated on the Schedule of Purchasers at a purchase price of $17.40 per share, for the aggregate purchase price for each Purchaser as indicated thereon.

         1.3 USE OF PROCEEDS. Company intends to use the net proceeds received by it from the sale of the Shares contemplated hereby to repay a portion of its outstanding indebtedness and, the remainder will be used for other general working capital purposes.


                                    SECTION 2

                             CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. The closing of the execution of this Agreement and the sale and purchase of the Shares hereunder shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 at 5:00 p.m., local time, on March 12, 1997 (the "CLOSING") or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "CLOSING DATE").

         2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser an executed counterpart of this Agreement together with a certificate, registered in such Purchaser's name, representing the number of Shares to be issued on the Closing Date as set forth beside such Purchaser's name on the Schedule of Purchasers, against delivery of an executed counterpart of this Agreement, together with payment of the purchase price for the Shares by check payable to the Company or wire transfer per the Company's instructions.


                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the "Schedule of Exceptions" attached hereto as Exhibit C, the Company hereby represents and warrants to the Purchasers as of the Closing Date as follows:

         3.1 ORGANIZATION AND STANDING; ARTICLES OF INCORPORATION AND BYLAWS. Each of the Company and the Subsidiary is a corporation duly organized and validly existing under, and by virtue of, the laws of the state of its incorporation and is in good standing under such laws. Each of the Company and the Subsidiary has requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business as presently conducted and as proposed to be conducted. Neither the Company, nor the Subsidiary is presently qualified to do business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on the Condition of the Company and the Subsidiary. No jurisdiction has claimed in writing or otherwise, that either the Company or the Subsidiary is required to qualify as a foreign corporation therein. Except as set forth on Schedule 3.1, the Company does not own, lease or operate property in any jurisdiction other than its jurisdiction of incorporation. The Company has furnished to the Purchasers or their special counsel copies of its Articles of Incorporation, as amended, and Bylaws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

         3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of the Transaction Documents.

         3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity except for BeneSphere Administrators, Inc., a Washington Corporation.

         3.4 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.01 per share, 1,518,868 of which are issued and outstanding as of the Closing Date, and 6,000,000 shares of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), 920,000 of which have been designated Series A Preferred Stock (the "SERIES A PREFERRED"), all of which are issued and outstanding as of the Closing Date, 1,500,000 of which have been designated Series B Preferred Stock (the "SERIES B PREFERRED"), of which 919,400 are issued and outstanding as of the Closing Date, 1,500,000 of which have been designated Series C Preferred Stock (the "SERIES C PREFERRED"), of which 260,785 are issued and outstanding as of the Closing Date, 500,000 of which have been designated Series D Preferred Stock (the "SERIES D PREFERRED"), of which 300,000 are issued and outstanding as of the Closing Date, 500,000 of which have been designated Series E Preferred Stock (the "SERIES E PREFERRED"), of which 253,116 are issued and outstanding as of the Closing Date, and 574,733 of which have been designated Series F Preferred Stock (the "SERIES F PREFERRED"), none of which are issued and outstanding immediately before the Closing. No other series of Preferred Stock has been designated. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable and were issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws. The Company has reserved 574,733 shares of Series F Preferred for issuance hereunder, 1,149,466 shares of Common Stock for issuance upon conversion of the Series F Preferred, 506,232 shares of Common Stock for issuance upon the conversion of the Series E Preferred, 600,000 shares of Common Stock for issuance upon the conversion of the Series D Preferred, 521,570 shares of Common Stock for issuance upon conversion of the Series C Preferred, 1,838,800 shares of Common Stock for issuance upon conversion of the Series B Preferred, 1,840,000 shares of Common Stock for issuance upon conversion of the Series A Preferred, 777,787 shares of Common Stock for issuance upon exercise of options granted and 1,440,593 shares of Common Stock for issuance upon exercise of options not yet granted under the Company's 1989 Stock Option Plan and Executive Stock Option Plan. The Series F Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate. The Company has reserved 186,872 shares of Series E Preferred for issuance upon exercise of warrants to purchase Series E Preferred and 373,744 shares of Common Stock for issuance upon conversion of the Series E Preferred issued pursuant to exercise of warrants. The Company has reserved 50,000 shares of Common Stock for issuance upon exercise of warrants to purchase Common Stock. Schedule 3.4 sets forth a true and complete list of (i) the stockholders of the Company and, opposite the name of each stockholder, the amount of all outstanding capital stock and Common Stock Equivalents owned by such stockholder and (ii) the holders of Common Stock Equivalents (other than the stockholders set forth in clause (i) above) and, opposite the name of each such holder, the amount of all outstanding Common Stock Equivalents owned by such holder. Except as set forth in the Stockholders' Agreement and on Schedule 3.4, there are no options, warrants or other rights, including convertible debentures or notes, granted or issued by or binding upon the Company to purchase any of the Company's capital stock or other conversion or preemptive rights, co-sale rights or rights of first refusal or rights of first offer granted by the Company to any Person, or voting, proxy or other stockholder agreements granting such similar rights to any Person to which the Company is a party. None of the rights set forth in Schedule 3.4 is in preference to or in conflict with the rights granted to the Purchasers by the Company in the Transaction Documents.

         3.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares) and the performance of all of the Company's obligations hereunder and thereunder have been taken or will be taken prior to the Closing. Each of the Transaction Documents, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except, (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and (ii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement and the involuntary transfers and corporate governance provisions of the Stockholders' Agreement may be limited by applicable law. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges described in the Certificate. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued, fully paid and nonassessable. The Shares and such Common Stock will be issued in compliance with registration and qualification requirements of all applicable federal and state securities laws subject to restrictions on transfer under state and/or federal securities laws as set forth herein and will be free of any liens or encumbrances, assuming the Purchasers take the Shares with no notice thereof, and other than any liens or encumbrances created by or imposed upon the holders through no action of the Company. The Shares are not subject to any preemptive rights, co-sale rights, rights of first refusal or rights of first offer.

         3.6 NO CONTRAVENTION. Except as set forth in Section 3.6, the execution, delivery and performance by the Company of each of the Transaction Documents and the transactions contemplated hereunder and thereunder (a) do not contravene the terms of the Articles of Incorporation or the Bylaws; (b) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation, or any Requirement of Law, except where the violation, conflict, breach, contravention or Lien would not have a material adverse effect on the Condition of the Company and the Subsidiary; and (c) do not violate any material provision of any judgment, injunction, writ, award, decree or order of any nature (collectively, "ORDERS") of any Governmental Authority against, or binding upon, the Company.

         3.7 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser the Company's unaudited financial statements (balance sheet and statement of operations) for the six months ended December 31, 1996, and the audited financial statements for the twelve-month periods ending June 30, 1995 and June 30, 1996 (the "FINANCIAL STATEMENTS"), which are complete and correct in all material respects and were prepared in accordance with generally accepted accounting principles applied on a consistent basis except that the unaudited financial statements do not contain footnotes or typical year end adjustments. The Financial Statements accurately set out in all material respects and describe the financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated except that the unaudited financial statements do not contain typical year end adjustments.

         3.8 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company or the Subsidiary is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or the Subsidiary or any other party because of the nature of the business conducted or to be conducted by the Company or the Subsidiary. Each employee of the Company and the Subsidiary with access to confidential or proprietary information has executed an Employee Confidential Information Agreement in a form substantially similar to the agreement attached hereto as Exhibit D.

         3.9 GOVERNMENTAL CONSENT, ETC. No consent, approval, qualification, order or authorization of, or filing with, any Governmental Authority on the part of the Company is required in connection with the valid execution, delivery or performance by, or enforcement against the Company of any of the Transaction Documents, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares), or the consummation of any other transaction contemplated hereby (or thereby), except the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares (and the Common Stock issuable upon conversion of the Shares) under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.10 BROKERS OR FINDERS; OTHER OFFERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with any of the Transaction Documents.

         3.11 NO MATERIAL LIABILITIES. Neither the Company nor the Subsidiary has liabilities or obligations in excess of $100,000, other than: (a) liabilities and obligations disclosed in the Financial Statements; (b) liabilities incurred in the ordinary course of business since December 31, 1996;
(c) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements; and (d) leases for operating headquarters and branches of the Company.

         3.12 FIRPTA. The Company is not a "foreign person" within the meaning of Section 1445 of the Code.

         3.13 REGISTRATION RIGHTS. Except as set forth in Schedule 3.13 and provided in the Registration Rights Agreement attached hereto as Exhibit G, the Company is not obligated to register under the Securities Act of 1933, as amended (the "Securities Act") any of its presently outstanding securities or any of its securities that may subsequently be issued.

         3.14 ENVIRONMENTAL MATTERS. To the Company's knowledge, each of the Company and the Subsidiary is and has been in compliance with all applicable Environmental Laws, except to the extent that the failure to comply with such Environmental Laws would not have a material adverse effect on the Condition of the Company and the Subsidiary. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary pursuant to Environmental Laws which would reasonably be expected to result in a fine, penalty or other obligation, cost or expense that would have a material adverse affect on the Condition of the Company and the Subsidiary; and, to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws that would have a material adverse effect on the Condition of the Company and the Subsidiary.

         3.15 LITIGATION. There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or the Subsidiary which would, if adversely determined, have a material adverse effect on (a) the Condition of the Company and the Subsidiary or (b) the ability of the Company to perform its obligations under any of the Transaction Documents. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents.

         3.16     COMPLIANCE WITH LAWS.

                  (a) To its knowledge, each of the Company and the Subsidiary is in compliance with all Requirements of Law and Orders issued by any court or Governmental Authority against the Company or the Subsidiary, as the case may be, except to the extent that the failure to comply with such Requirements of Law or Orders would not have a material adverse effect on the Condition of the Company and the Subsidiary.

                  (b) Except as set forth on Schedule 3.16, (i) Each of the Company and the Subsidiary have all licenses, permits, orders and approvals of any Governmental Authority (collectively, "PERMITS") that are necessary for the conduct of its respective business as now being conducted by it, except to the extent that the failure to have such Permits would not have a material adverse effect on the Condition of the Company and the Subsidiary; (ii) such Permits are in full force and effect; and (iii) no violations have been recorded in respect of any such Permit.

         3.17 NO DEFAULT OR BREACH; CONTRACTUAL OBLIGATIONS. Except as set forth in Schedule 3.17, neither the Company nor the Subsidiary has received notice of, or is in default under, any Contractual Obligation which, could have a material adverse effect on (i) the Condition of the Company and the Subsidiary or (ii) the ability of the Company to perform its obligations under the Transaction Documents. Schedule 3.17 lists all of the Contractual Obligations to which the Company and/or the Subsidiary is a party, other than the Transaction Documents and Contractual Obligations which would not be required to be filed by the Company as an exhibit under Item 601 of Regulation S-K promulgated under the Securities Act to a registration statement filed with the Commission to register shares of Common Stock of the Company.

         3.18 TAXES. Each of the Company and the Subsidiary has paid all taxes and assessments due and required to be paid by it by law through the date hereof. Each of the Company and the Subsidiary has filed all tax returns and reports as required by law to be filed by it on and through the date hereof. The returns and reports are true and correct in all material respects. The provision for taxes of the Company and the Subsidiary as shown in the Financial Statements is adequate for taxes due or accrued as of the date hereof. To the knowledge of the Company, there is no unassessed tax deficiency proposed or, to the knowledge of the Company, threatened against the Company or the

Subsidiary and no audit is in progress with respect to any tax return filed by the Company or the Subsidiary.

         3.19 NO MATERIAL CHANGE; ORDINARY COURSE OF BUSINESS. Since December 31, 1996, there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the Condition of the Company and the Subsidiary from that reflected in the Financial Statements, except changes in the ordinary course of business. Except as set forth in the Financial Statements, since December 31, 1996, neither the Company nor the Subsidiary have participated in any material transaction outside the ordinary course of business, including, without limitation, declaring or paying dividends or declaring or making any distribution to its stockholders, except out of the earnings of the Company.

         3.20 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.21 LABOR RELATIONS. There is (i) no grievance or arbitration proceeding pending or arising out of or under any collective bargaining agreements or, to the knowledge of the Company, threatened against the Company or the Subsidiary, and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary. Neither the Company nor the Subsidiary is a party to any collective bargaining agreement or similar contract. To the knowledge of the Company, no union organizing activities are taking place with respect to the Company or the Subsidiary.

         3.22 EMPLOYEE BENEFIT PLANS. The Company has no actual or contingent, direct or indirect, liability in respect of any employee benefit plan or arrangement, employment contract, severance arrangement or executive compensation arrangement, including any plan subject to ERISA, except as set forth in the Financial Statements and other than to make contributions under or pay benefits pursuant to the plans listed on Schedule 3.22 (collectively, the "Plans"). All of the Plans are in compliance with all applicable Requirements of Law except to the extent that noncompliance with such Requirements of Law would not have a material adverse effect on the Condition of the Company and the Subsidiary.

         3.23 TITLE TO ASSETS. Except as set forth on Schedule 3.23, each of the Company and the Subsidiary owns and has good and marketable title to all of its respective properties and assets and has good title to all of its respective leasehold interests used in its respective business and reflected as owned or leased, respectively, on the Financial Statements, in each case free and clear of all Liens, except for (a) Liens specifically described in the Financial Statements, (b) Liens of current taxes not yet due and payable, and (c) Liens not material to the Condition of the Company and the Subsidiary.

         3.24 INTELLECTUAL PROPERTY. Each of the Company and the Subsidiary has sufficient ownership of or has the license or right to use, sell, license or dispose of all of the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Mask Works, Software and other proprietary rights (collectively "INTELLECTUAL PROPERTY") necessary for its respective business as presently conducted. Schedule 3.24 sets forth all of the Intellectual Property owned by, and applications for any of the above filed by, the Company or the Subsidiary. Schedule 3.24 sets forth all Intellectual Property licenses, sublicenses and other agreements under which the Company or the Subsidiary is either a licensor or licensee of any Intellectual Property, except such licenses, sublicenses and other agreements relating to (i) Software licensed to clients of the Company or the Subsidiary, pursuant to a standard end-user license agreement, (ii) used solely on the computers of the Company or the Subsidiary or (iii) end user license agreements for third party software generally available through commercial channels. The Company has not received any communications alleging that either the Company or the Subsidiary has violated or, by conducting its business as now conducted, would violate or infringe upon any Intellectual Property of any third party. To the knowledge of the Company, but without independent investigation, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company. None of the Intellectual Property listed on Schedule 3.24 is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the Intellectual Property listed on Schedule 3.24.

         3.25 YEAR 2000 COMPLIANCE. The Software used by the Company and/or its Subsidiary will accurately process date information after January 1, 2000 without having a material adverse effect on the Condition of the Company and the Subsidiary.

         3.26 POTENTIAL CONFLICTS OF INTEREST. Except for the transactions contemplated by the Transaction Documents and except as set forth on Schedule 3.26, no officer, director or 5% shareholder of the Company has entered into any transaction with the Company that would be required to be described in a registration statement filed with the Commission under Item 404 of Regulation S-K promulgated under the Securities Act.

         3.27 TRADE RELATIONS. There exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or the Subsidiary with any client or clients, which individually, or in the aggregate would have a material adverse effect on the Condition of the Company and the Subsidiary.

         3.28 INSURANCE. Each of the Company and the Subsidiary maintains insurance with insurance companies or associations in such amounts and covering such risks as are usually and customarily carried by Persons engaged in the business conducted by the Company and the Subsidiary, respectively. Such policies are in full force and effect.

         3.29 DISCLOSURE. This Agreement and the documents and certificates furnished to the Purchasers by the Company (including, without limitation, the Form S-1 Registration Statement, dated March 11, 1997, prepared by the Company but not filed with the SEC as of the date hereof), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants (severally as to itself and not jointly) to the Company with respect to its purchase of the Shares as follows:

         4.1      INVESTMENT REPRESENTATIONS AND COVENANTS OF THE PURCHASERS.

                  (a) This Agreement is made by the Company with the Purchaser in reliance upon such Purchaser's representations and covenants made in this Section 4, which by its execution of this Agreement the Purchaser hereby confirms. The Purchaser represents that the Series F Preferred to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series F Preferred or any Common Stock acquired on conversion thereof.

                  (b) The Purchaser understands and acknowledges that the offering of the Series F Preferred pursuant to this Agreement will not, and any issuance of Common Stock on conversion thereof may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated on the Purchasers' representations set forth herein.

                  (c) The Purchaser covenants that in no event will it make any disposition of any of the Series F Preferred, or any Common Stock acquired upon the conversion thereof, except in accordance with the Registration Rights Agreement and the Stockholders' Agreement. The Purchaser further covenants that it will not make any sale, transfer or other disposition of the Series F Preferred or the Common Stock issuable upon conversion thereof in violation of the Securities Act, the Securities and Exchange Act of 1934 (the "SECURITIES EXCHANGE ACT"), or the rules of the Securities and Exchange Commission (the "COMMISSION") promulgated thereunder.

                  (d) The Purchaser represents that it is experienced in evaluating companies similar to the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, has the ability to bear the economic risks of the investment and is an "accredited investor" as defined by Regulation E promulgated under the Securities Act of 1933, as amended.

                  (e) The Purchaser acknowledges and understands that the Series F Preferred, and any Common Stock acquired upon the conversion thereof, must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in the Registration Rights Agreement and Schedule 3.13, the Company is under no obligation to register either the Series F Preferred or Common Stock.

                  (f) The Purchaser acknowledges that it has reviewed a copy of Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that before the Series F Preferred, or any Common Stock issued upon conversion thereof, may be sold under Rule 144 as in effect on April 29, 1997, the following conditions must be fulfilled: (i) certain public information about the Company must be available, (ii) the sale must occur at least one year after the Purchaser purchased and paid for the Series F Preferred, (iii) the sale must be made in a broker's transaction and (iv) the number of shares of Series F Preferred sold must not exceed certain volume limitations. The Purchaser understands that the current information referred to above is not now available and the Company has no present plans to make such information available.

                  (g) The Purchaser acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act, compliance with the Commission's Regulation A or another exemption from registration will be required for any disposition of its stock. The Purchaser understands that although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

         4.2 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that it is unlikely that a public market will ever exist for the Series F Preferred.

         4.3 RECEIPT OF INFORMATION. The Purchaser has received and reviewed the Transaction Documents and all exhibits hereto and thereto and the draft of the Registration Statement on Form S-1 which has not been filed with the Commission. The Purchaser and its counsel have had access to and an opportunity to review all documents and other materials requested of the Company; the Purchaser and its counsel have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information it or they believe necessary or appropriate to evaluate the suitability of an investment in the Series F Preferred; and, in evaluating the suitability of an investment in the Series F Preferred, it and they have not relied upon any representations or other information (whether oral or written) other than as set forth in the documents and answers referred to above.

         4.4 AUTHORIZATION. The Transaction Documents when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except
(i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and (ii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement and the involuntary transfers and corporate governance provisions of the Stockholders' agreement may be limited by applicable law.

         4.5 BROKERS OR FINDERS. The Purchasers have not, and will not, incur, directly or indirectly, as a result of any action taken by any Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         4.6 TAX ADVISORS. The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that it (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         4.7 INVESTOR COUNSEL. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents, the exhibits and the schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents with its own legal and investment counsel. The Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal or investment advice with respect to this investment or the transactions contemplated by the Transaction Documents.


                                    SECTION 5

                     CONDITIONS TO CLOSING OF THE PURCHASERS

         The Purchasers' obligations to purchase the Shares at the Closing and to perform any obligations hereunder are, at the option of the Purchasers, subject to the fulfillment of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects on the Closing Date as if made on such date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company in the form of Exhibit E hereto, executed by the President of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.4 OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date, in substantially the form attached as Exhibit F.

         5.5 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series F Preferred and the Common Stock issuable upon conversion of the Series F Preferred.

         5.6 LEGAL MATTERS. All material matters of a legal nature that pertain to the Transaction Documents and the transactions contemplated hereby and thereby, shall have been reasonably approved by special counsel to the Purchasers.

         5.7 REGISTRATION RIGHTS AGREEMENT. The Company, each Purchaser and a majority of the Original Holders (as defined therein) shall have entered into the Registration Rights Agreement in substantially the form attached hereto as Exhibit G.

         5.8 SECRETARY'S CERTIFICATE. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Articles of Incorporation, the Bylaws and resolutions of the Board of Directors of the Company approving each of the Transaction Documents to which the Company is a party, are true, complete and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of the Company executing each Transaction Document and any other document delivered at the Closing on behalf of the Company.

         5.9 DOCUMENTS. The Purchasers shall have received true, complete and correct copies of such documents as they may reasonably request in connection with or relating to the sale of the Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchasers.

         5.10 FILING OF AMENDMENT TO CERTIFICATE OF INCORPORATION. The Amendment to the Articles of Incorporation shall have been filed by the Company with the Secretary of State of the State of California in accordance with the General Corporation Law of the State of California.

         5.11 SHARES. The Company shall have delivered to the Purchasers certificates in definitive form representing the number of Shares set forth opposite such Purchaser's name on Exhibit A hereto, registered in the name of such Purchaser.

         5.12 SHAREHOLDERS AGREEMENT. The Company, each Purchaser and Sinton (as defined therein) shall have entered into the Stockholders' Agreement, substantially in the form attached hereto as Exhibit H.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Shares pursuant to
Section 1.2 hereof and to perform any obligations hereunder, is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         6.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

         6.3 LEGAL MATTERS. All material matters of a legal nature that pertain to the Transaction Documents and the transactions contemplated hereby and thereby, shall have been reasonably approved by counsel to the Company. At the time of the Closing, the purchase of the Shares shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

         6.4 BOARD AND SHAREHOLDER APPROVAL. All approvals of the Company's Board of Directors and shareholders necessary for performance of the transactions contemplated by the Transaction Documents shall have been obtained.

         6.5 REGISTRATION RIGHTS AGREEMENTS. The Company, each Purchaser and a majority of the Original Holders (as defined therein) shall have entered into the Registration Rights Agreement in substantially the form attached hereto as Exhibit G.

         6.6 SHAREHOLDERS AGREEMENT. The Company, each Purchaser and Sinton (as defined therein) shall have entered into the Stockholders' Agreement, substantially in the form attached hereto as Exhibit H.

         6.7 LOCKUP. Purchasers shall have signed a Lock-up agreement in the form attached hereto as Exhibit I.

                                    SECTION 7

             AFFIRMATIVE COVENANTS OF THE COMPANY AND THE PURCHASERS

         The Company hereby covenants and agrees as follows:

         7.1 FINANCIAL INFORMATION. The Company will furnish to each Purchaser for so long as such Purchaser holds any shares of Series F Preferred or Common Stock issued upon conversion thereof:

                  (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of reputable standing selected by the Company.

                  (b) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such holder may from time to time reasonably request; provided, however, that the Company shall not be obligated pursuant to this Section 7.1(b) to disclose or provide any information that it reasonably considers to be a trade secret or to contain confidential proprietary information.

                  (c) So long as such Purchaser holds 25,000 shares of Series F Preferred or Common Stock issued upon conversion thereof, as appropriately adjusted for recapitalization, stock splits, stock dividends and the like, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 60 days thereafter, unaudited consolidated statements of income of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception of footnotes, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

                  (d) So long as such Purchaser holds shares of Series F Preferred or Common Stock issued upon conversion thereof, the Company shall provide to a Purchaser, upon its written request as promptly as practicable but no later than 5 days after the end of such fiscal year of the Company, a certification signed by the President of the Company in customary form certifying that the Company is not a "foreign person" within the meaning of
Section 1445 of the Code.

         7.2 RIGHTS OF INSPECTION. For so long as a Purchaser is eligible to receive reports under Section 7.1(c), such Purchaser shall also have the right, at the Purchaser's expense, to visit and inspect any of the properties of the Company and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as may be reasonably requested, provided that the

Company shall not be required at any time to disclose any manufacturing or trade secret or secret process or other data of a proprietary nature the disclosure of which the Company reasonably believes may adversely affect its business, provided, further, that the Company shall not be required at any time to disclose any customer data to any Purchaser or any transferee of a Purchaser, as provided in Section 7.3, engaged in a business similar to the business in which the Company is engaged at such time, and provided, further, that the Company shall not be required at any time to disclose any information or data that is classified by any governmental agency.

         7.3 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Sections 7.1 and 7.2 may not be assigned or otherwise conveyed by a Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that a Purchaser may assign such rights to any transferee, other than a competitor of the Company, and after giving notice to the Company, who acquires at least 25,000 shares (subject to appropriate adjustment for stock splits, dividends, subdivisions, combinations, recapitalizations and the like) of the Series F Preferred and/or Common Stock issued upon conversion thereof.

         7.4 TERMINATION OF COVENANTS. The covenants set forth in Sections 7.1, 7.2 and 7.3 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act.

         7.5 RESERVATION OF COMMON STOCK AND PREFERRED STOCK. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Shares, as provided in the Articles of Incorporation, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. The Company shall issue such shares of Common Stock in accordance with the terms of the Articles of Incorporation and otherwise comply with the terms thereof.


                                    SECTION 8

                                  MISCELLANEOUS

         8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of the County of Alameda, California and in the United States District Court for the Northern District of California. The parties agree to submit to the jurisdiction and venue of those courts.

         8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by a Purchaser and the closing of the transactions contemplated hereby.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Series F Preferred shall not be assignable without the consent of the Company, except subject to applicable securities laws, the Purchasers may assign any of their rights under any of the Transaction Documents to any of their respective Affiliates; provided however, the Company shall not be obligated to register transfers to more than 15 such transferees, without prior written consent.

         8.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated, on behalf of all holders, upon the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon the conversion of the Series F Preferred.

         8.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, to such Purchaser's address set forth on the Schedule of Purchasers, or at such other address as the Purchaser shall have furnished to the Company in writing with a copy to: Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064,
Telecopy: (212) 757-3990, Attention: Matthew Nimetz, Esq., or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth at the beginning of this Agreement and addressed to the attention of the President of the Company, or at such other address as the Company shall have furnished to the Purchasers with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Telecopy: (415) 493-6811, Attention: Alan K. Austin, Esq.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         8.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         8.7 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

         8.8 EXPENSES. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

         8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

         8.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         8.11 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         8.12 PUBLICITY. Except as may be required by applicable Requirement of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any Purchaser from disclosing information (a) that is already publicly available;
(b) to the prospective transferee in connection with any contemplated transfer of any of the Purchased Shares; (c) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with such Purchaser's investment in the Company; and (d) orally to business partners. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

         IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

                                             PROBUSINESS, INC.


                                             By: ______________________________
                                                  Thomas H. Sinton, President

                                PROBUSINESS, INC.
                   SERIES F PREFERRED STOCK PURCHASE AGREEMENT

                           PURCHASERS' SIGNATURE PAGE



                                        ___________________________________
                                        (Printed Name of Purchaser)


                                        ___________________________________
                                        (Signature)


                                        ___________________________________
                                        (Title, if Applicable)

                                    EXHIBIT A

                                PROBUSINESS, INC.

                             SCHEDULE OF PURCHASERS

       Name and Address                      Number of Shares  Total Purchase Price
----------------------------------------     ----------------  --------------------
General Atlantic Partners 39, L.P.                  489,184       $ 8,511,801.60
General Atlantic Service Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy:  (203) 622-8818
Attn:  Mr. Stephen P. Reynolds

GAP Coinvestment Partners, L.P.                      85,549         1,488,552.60
c/o General Atlantic Service Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Telecopy:  (203) 622-8818
Attn:  Mr. Stephen P. Reynolds

                                                    -------       --------------
                  Total                             574,733       $10,000,354.20